UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2017

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Metro Drive, Suite 700 San Jose, California	95110-1346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 408-535-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 26, 2017, Fair Isaac Corporation (the “Company”) entered into an amendment (the “Amendment”) to its Amended and Restated Credit Agreement dated December 30, 2014 among the Company, the several banks and other financial institutions from time to time parties thereto, Wells Fargo Securities, LLC, as joint lead arranger and joint bookrunner, U.S. Bank National Association, as syndication agent, joint lead arranger and joint bookrunner, and Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement”). The Credit Agreement provides the Company with an unsecured revolving credit facility (the “Credit Facility”).

The Amendment increases the revolving commitment by $100 million and provides the Company with the option to increase the commitments under the Credit Facility by another $100 million, subject to certain terms and conditions. After giving effect to the Amendment, the revolving commitment under the Credit Facility is $500 million.

The lenders party to the Credit Agreement may have performed and may continue to perform commercial banking and financial services for the Company and its subsidiaries for which they have received and will continue to receive customary fees.

The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On June 20, 2017, Greg R. Gianforte tendered his resignation from the Board of Directors of the Company, effective on June 21, 2017 upon his swearing in to the U.S. House of Representatives. Mr. Gianforte resigned from the Board of Directors as a result of his election to the U.S. House of Representatives. There are no disagreements between Mr. Gianforte and the Company relating to the Company’s operations, policies or practices that resulted in Mr. Gianforte’s decision to resign.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Commitment Increase Agreement and Second Amendment to Credit Agreement dated as of June 26, 2017 by and among Fair Isaac Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel and Secretary

Date: June 26, 2017

Exhibit Index

Exhibit No.	Description	Manner of Filing

10.1	Commitment Increase Agreement and Second Amendment to Credit Agreement dated as of June 26, 2017 by and among Fair Isaac Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent	Filed Electronically